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EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

        The undersigned Chief Executive Officer of Medicsight, Inc. (the "Company") certifies that:

1.
This statement is being filed pursuant to 18 U.S.C. § 1350.

2.
This statement accompanies the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Annual Report"), which contains audited financial statements of the Company for such fiscal quarter.

3.
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        This statement has been signed by the following person in the capacity indicated on April 14, 2003.

By:	/s/ SIMON ZUANIC Simon Zuanic Chief Executive Officer

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER